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Exhibit 99.2

AON CORPORATION
ADDITIONAL REVENUE INFORMATION

	2002					2003
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	Full Year	1st Qtr.
	(millions)
REVENUE
Risk & Insurance Brokerage Services:
Risk Management & Insurance Brokerage—Americas	$448	$517	$534	$607	$2,106	$507
Risk Management & Insurance Brokerage—International	420	413	403	459	1,695	524
Reinsurance Brokerage & Related Services	199	192	210	189	790	242
Claims Services	90	93	100	99	382	101

Total Risk & Insurance Brokerage Services	1,157	1,215	1,247	1,354	4,973	1,374
Consulting:
Benefits, Compensation, Management & Communications Consulting	183	194	193	226	796	209
Human Resource Outsourcing	50	54	76	78	258	73

Total Consulting	233	248	269	304	1,054	282
Insurance Underwriting:
Accident & Health and Life	389	441	415	394	1,639	399
Warranty, Credit and Property & Casualty	260	309	303	290	1,162	310

Total Insurance Underwriting	649	750	718	684	2,801	709
Corporate & Other:
Auto Finance	4	4	4	3	15	4
Corporate	45	(95)	8	21	(21)	31

Total Corporate & Other	49	(91)	12	24	(6)	35
Intersegment Revenues	—	—	—	—	—	(12)

Total Aon Corporation	$2,088	$2,122	$2,246	$2,366	$8,822	$2,388

AON CORPORATION
ADDITIONAL REVENUE INFORMATION

	2001
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	Full Year
	(millions)
REVENUE
Risk & Insurance Brokerage Services:
Risk Management & Insurance Brokerage—Americas	$423	$480	$441	$576	$1,920
Risk Management & Insurance Brokerage—International	375	342	322	374	1,413
Reinsurance Brokerage & Related Services	175	171	174	148	668
Claims Services	79	90	93	100	362

Total Risk & Insurance Brokerage Services	1,052	1,083	1,030	1,198	4,363
Consulting:
Benefits, Compensation, Management & Communications Consulting	169	181	180	210	740
Human Resource Outsourcing	43	48	52	55	198

Total Consulting	212	229	232	265	938
Insurance Underwriting:
Accident & Health and Life	348	354	357	370	1,429
Warranty, Credit and Property & Casualty	280	255	284	273	1,092

Total Insurance Underwriting	628	609	641	643	2,521
Corporate & Other:
Auto Finance	4	10	6	5	25
Corporate	(85)	(14)	3	(75)	(171)

Total Corporate & Other	(81)	(4)	9	(70)	(146)

Total Aon Corporation	$1,811	$1,917	$1,912	$2,036	$7,676

AON CORPORATION
ADDITIONAL REVENUE INFORMATION

	2000
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	Full Year
	(millions)
REVENUE
Risk & Insurance Brokerage Services:
Risk Management & Insurance Brokerage—Americas	$420	$456	$448	$544	$1,868
Risk Management & Insurance Brokerage—International	370	332	301	332	1,335
Reinsurance Brokerage & Related Services	156	149	163	157	625
Claims Services	60	61	63	68	252

Total Risk & Insurance Brokerage Services	1,006	998	975	1,101	4,080
Consulting:
Benefits, Compensation, Management & Communications Consulting	143	147	148	198	636
Human Resource Outsourcing	33	33	34	34	134

Total Consulting	176	180	182	232	770
Insurance Underwriting:
Accident & Health and Life	319	323	330	349	1,321
Warranty, Credit and Property & Casualty	267	286	264	275	1,092

Total Insurance Underwriting	586	609	594	624	2,413
Corporate & Other:
Auto Finance	12	10	9	10	41
Corporate	30	22	25	(6)	71

Total Corporate & Other	42	32	34	4	112

Total Aon Corporation	$1,810	$1,819	$1,785	$1,961	$7,375

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AON CORPORATION ADDITIONAL REVENUE INFORMATION